EXHIBIT NO. 22(j)(1)


                               CONSENT OF COUNSEL


     We hereby consent to: (i) the use of our name and the references to our firm in the Prospectus and Statement of Additional Information that are a part of Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of the New Century Portfolios, and (ii) the use and incorporation by reference in said Post-Effective Amendment No. 22 of our firm's opinion and consent of counsel which was filed as Exhibit EX-99.i. to Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of the New Century Portfolios.



                                            GREENBERG TRAURIG, LLP


                                       By:  /s/ Steven M. Felsenstein
                                            ------------------------------------
                                            Steven M. Felsenstein, a Shareholder


Philadelphia, Pennsylvania
December 31, 2004